UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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MODERNA, INC.
(Name of Registrant as Specified In Its Charter)
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PRELIMINARY PROXY STATEMENT DATED OCTOBER 3, 2025 – SUBJECT TO COMPLETION
Notice of Special Meeting of Shareholders

Wednesday, November 12, 2025	8:00 a.m., Eastern	www.virtualshareholdermeeting.com/MRNA2025SM
To the Shareholders of Moderna, Inc.:
You are cordially invited to attend a Special Meeting of Shareholders of Moderna, Inc. (referred to as “we,” “us,” the “Company,” or “Moderna”), which will be held on Wednesday, November 12, 2025, beginning at 8:00 a.m., Eastern Time (the Special Meeting), for the following purposes:

1	To approve a one-time stock option exchange program for non-Executive Committee employees of Moderna (the Option Exchange Proposal); and

2
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal (the Adjournment Proposal).

The Special Meeting will be conducted virtually. You will be able to participate in the Special Meeting or to vote your shares online by visiting www.virtualshareholdermeeting.com/MRNA2025SM. For more information about our virtual Special Meeting, please see “Information About the Special Meeting of Shareholders” beginning on page 18.
Our Board of Directors has fixed the close of business on September 30, 2025, as the Record Date for determining the shareholders that are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement thereof.
This proxy statement is first being mailed on or about October , 2025, to all shareholders entitled to vote at the Special Meeting. These materials also are available at www.proxyvote.com, using the control number provided with your materials.
Your vote is important. Whether or not you plan to participate in the Special Meeting, we urge you to submit your proxy in advance to ensure your shares are represented. This will not affect your right to participate in the meeting and to vote your shares at that time. For additional information on voting and participating in the meeting, please see “Information About the Special Meeting of Shareholders” beginning on page 18.
By order of the Board of Directors,
Stéphane Bancel
Chief Executive Officer and Director
Cambridge, Massachusetts
October , 2025

How to Vote Review your proxy statement and vote in one of three ways:

Internet www.proxyvote.com	Telephone 1-800-690-6903	Mail Complete, sign, date, and return your proxy card or voting instruction form

Special Meeting Proxy Statement	Moderna	1

Table of Contents

PROPOSAL 1	3

Approval of a One-Time Stock Option Exchange Program for Non-Executive Committee Employees

PROPOSAL 2	15

Approval of Adjournment of the Special Meeting to a Later Date or Dates, If Necessary

Security Ownership of Certain Beneficial Owners and Management	16

Information About the Special Meeting of Shareholders	18

2	Moderna	Special Meeting Proxy Statement

PROPOSAL 1

Approval of a One-Time Stock Option Exchange Program for Non-Executive Committee Employees
Introduction
We are seeking shareholder approval of an option exchange program (the Option Exchange), that would allow eligible employees who are not members of our Executive Committee (which includes all of our executive officers) or members of our Board of Directors to exchange significantly out-of-the-money or “underwater” stock options, meaning outstanding stock options that have an exercise price that is significantly greater than the market price for our stock, for the issuance of new stock options that will be exercisable for fewer shares of our common stock, with an exercise price equal to the fair market value of our common stock on the new grant date and with new vesting terms. The new stock options would continue to have the same expiration date. We would like to offer this program to our non-Executive Committee employees because we believe that it will provide a much less dilutive and more cost-effective retention and incentive tool than issuing additional equity or paying more cash compensation in order to continue to retain and motivate these employees. We designed the Option Exchange with the goals of restoring equity value for our non-Executive Committee employees, increasing employee retention and motivation in a competitive labor market, and better aligning our employee and shareholder interests for long-term growth.
The proposed Option Exchange has the following key features:
•Executive Committee members, consultants, advisors and members of our Board of Directors will not be eligible to participate;
•options must have been outstanding for at least one year and have exercise prices at or above $80.00 (above our 52-week stock price high) to be eligible; only stock options are eligible;
•exchange ratios are tiered based on the value of the stock options being exchanged, with ratios ranging from 2:1 to 5:1 — no stock options will be exchanged on a 1:1 basis;
•replacement options will be subject to additional vesting requirements of at least one year;
•stock options surrendered in the Option Exchange in excess of the number of new replacement options issued will not be returned to the equity plan pool; and
•the overall program is designed to be fair-value neutral and anti-dilutive to shareholders.

3	Moderna	Special Meeting Proxy Statement

Background
Moderna is a leader in the creation of the field of messenger RNA (mRNA) medicine. Through the advancement of mRNA technology, we are reimagining how medicines are made and transforming how we treat and prevent disease for everyone. By working at the intersection of science, technology and health for more than a decade, we have developed medicines at unprecedented speed and efficiency, including one of the earliest and most widely used COVID vaccines. Our mRNA platform enables the development of medicines across four franchises: respiratory virus vaccines, latent and other virus vaccines, oncology therapeutics and rare disease therapeutics. We have a diverse and extensive development pipeline of 30 development candidates across our 39 development programs, of which 35 are in clinical studies. With a unique culture and a global team driven by the Moderna values and mindsets to responsibly change the future of human health, we strive to deliver the greatest possible impact to people through mRNA medicines.
Our first commercial product, Spikevax® (our original COVID vaccine), has helped hundreds of millions of people worldwide combat COVID-19. SARS-CoV-2, the virus that causes COVID-19, continues to evolve, and since the pandemic, the COVID vaccine market has shifted to an endemic, seasonal commercial market. In 2024, we became a multi-product company with the approval from the U.S. Food and Drug Administration of our second commercial product, mRESVIA®, our mRNA respiratory syncytial virus (RSV) vaccine for older adults. In May 2025, mNEXSPIKE®, our new COVID-19 vaccine, became our third approved product in the U.S., and in June 2025 we received expanded approval for mRESVIA in high-risk adults.
Although our mRNA platform has continued to deliver, evolving dynamics in the market for our products have presented challenges that have been reflected in our stock price performance. In recent years, we saw revenues decline significantly from highs during the COVID pandemic. In this endemic market, our expenses have exceeded revenues in each of 2023 and 2024, and we anticipate incurring a net loss again in 2025. We remain focused on three strategic priorities, with a goal of returning to breakeven on a cash cost basis by 2028:
1.Drive sales of our products. Spikevax, mRESVIA and our newest product, mNEXSPIKE, provide the foundation for our respiratory vaccines portfolio, and our top priority is driving sales of these products in the current and future seasons.
2.Focus on delivering up to 10 product approvals. We are focusing on advancing up to 10 products to approval in the coming years to diversify our sources of revenue. These include mRESVIA and mNEXSPIKE, which are now approved, as well as our seasonal influenza vaccine and combination vaccine against COVID and seasonal influenza. Beyond these respiratory vaccines, we are targeting approvals for oncology therapeutics as well as our vaccines against norovirus and cytomegalovirus (CMV) and our rare disease therapies for propionic acidemia and methylmalonic acidemia.
3.Deliver cost efficiency across the business. We plan to continue improving efficiency by further reducing our expenses in research and development, selling, general and administrative expenses and for our cost of goods. We expect to reduce spending through concluding several pivotal trials, procurement savings, manufacturing efficiencies, and headcount reductions.

4	Moderna	Special Meeting Proxy Statement

Over the past several years, Moderna’s stock price has faced significant pressure, reflecting both vaccine industry-wide trends and company-specific challenges. Although we are optimistic about our potential future growth opportunities, the price of our common stock remains significantly below its levels in recent years. Following the unprecedented, early success of our original COVID vaccine, Moderna’s stock reached historic highs of approximately $480 per share in August 2021 as investors recognized the critical role our mRNA technology played in combating the global COVID pandemic. However, as the world transitioned to a post-pandemic environment, demand for COVID vaccines has declined, and we entered a period of market recalibration. The transition to a post-pandemic commercial model has been more complex than anticipated, and Moderna’s ability to deliver consistent revenue growth has been impacted by lower-than-expected vaccination rates and competitive pressures. These trends have been exacerbated considerably in the past year by uncertainty in the regulatory environment, particularly in the U.S., with our stock price trading below $24 per share as recently as September 2025.
On August 27, 2025, the date on which the Board approved the Option Exchange, the closing price of our common stock on The Nasdaq Global Select Market was $25.10 per share, resulting in 90.8% of our outstanding stock options held by employees, other than our Executive Committee, being underwater on such date.
Our existing employees have remained dedicated and they are key to delivering on our strategic priorities, including returning the Company to breakeven on a cash cost basis by 2028. Retaining their know-how and services is critical to our ability to execute on our strategic plan, as outlined above, and the Option Exchange is designed to help retain these employees over a multiyear period.
Option Exchange Program Considerations
Early in 2025, our management and Compensation and Talent Committee (the Compensation Committee) began considering whether an option exchange program would be beneficial for us and in the best interest of our shareholders. Over the past few years, our Compensation Committee has approved various actions related to our equity awards to reinforce our Mindset of behaving like an owner, while also promoting retention of employees below the Executive Committee level. All full-time employees at Moderna globally are eligible to receive equity awards. Additional equity awards were approved for employees below the Executive Committee level in December 2023, and accelerated vesting over a two-year period (rather than four years) was applied to annual equity awards granted in March 2025. In consultation with its advisor, Pay Governance, the Compensation Committee evaluated other alternatives to help promote employee retention as we navigate through a critical period. In assessing alternatives, the Compensation Committee determined that an Option Exchange would be the least dilutive to shareholders and would reduce the overhang from our 2018 Stock Option and Incentive Plan (the Equity Plan), while promoting retention among employees and minimizing cash expenditures. The Compensation Committee determined that an option-for-option exchange was preferable to granting other forms of equity awards. In response to published investor policies and proxy advisor guidelines, and based upon feedback from consultations with certain investors, the Compensation Committee determined that excluding Executive Committee members and members of our Board of Directors from the Option Exchange was appropriate.
After careful consideration, upon the recommendation of our Compensation Committee, our Board of Directors determined that the Option Exchange was the most attractive alternative for Moderna, its

Special Meeting Proxy Statement	Moderna	5

shareholders, and its employees for the reasons set forth in more detail in the section below entitled “Rationale for Option Exchange.” On August 27, 2025, our Board of Directors authorized the Option Exchange, subject to shareholder approval, pursuant to which we would give eligible employees the opportunity to exchange eligible stock options for new stock options with an exercise price equal to the fair market value of our common stock at the time the new stock options are granted. Any stock option held by an eligible employee and granted pursuant to our Equity Plan that has been outstanding for at least one year as of the end of the tender offer period and that has an exercise price equal to or greater than $80.00 per share is an eligible stock option under the Option Exchange. In assessing the cutoff exercise price and grant date for eligible options, the Board and Compensation Committee considered the fact that the proposed eligible options have exercise prices at least three times the closing price of our stock on the date the Board of Directors authorized the Option Exchange—and in excess of the trailing 52-week stock price high—both of which mitigate against the risk that employees would receive a windfall based on short-term price movements. All non-Executive Committee employees who are: (a) employed by us and hold eligible stock options, and (b) have not been informed of a future separation date from the Company or its subsidiaries, as of the Option Exchange grant date shall be eligible employees. Members of our Board of Directors and members of our Executive Committee are not eligible to participate in the Option Exchange.
As of September 30, 2025, stock options held by employees, other than our Executive Committee, to purchase 14,886,068 shares of our common stock were outstanding, with a weighted average exercise price of $74.35 per share. Of these stock options, 37.9%, have an exercise price equal to or greater than $80.00 per share and will have been outstanding for more than a year as of December 12, 2025 (our earliest anticipated closing date for the Option Exchange), and would therefore be eligible for the Option Exchange, if approved by shareholders.
These eligible stock options have a weighted average exercise price of $124.24 per share. The $80.00 per share threshold exercise price of the eligible stock options is more than three times the $25.10 per share closing price of our common stock on The Nasdaq Global Select Market on August 27, 2025, the date on which our Board of Directors authorized the Option Exchange.
Rationale for Option Exchange
Restoration of Performance Incentives
We face significant competition for attracting and retaining experienced and talented personnel in our industry, and equity awards—including stock options—are an important part of our incentive compensation. We believe that significantly underwater stock options are less effective as performance incentives because they provide less or no perceived value to employee option holders, as stock options cannot be sold and only provide value to the holder when there is a positive spread between the exercise price and the current stock price.
On September 30, 2025, 89.9% of our outstanding stock options held by employees, other than our Executive Committee members, were underwater. We believe that failure to address this issue in the near to medium term will make it more difficult for us to motivate employees, which could negatively impact our business and results of operations. We believe that granting our non-Executive Committee employees the opportunity to exchange their underwater stock options for new stock options at the current market price of our

6	Moderna	Special Meeting Proxy Statement

common stock would be far more effective in incentivizing eligible participants than the existing significantly underwater options.
Employee Retention
Given the number of stock options held by our non-Executive Committee employees that are significantly underwater, we may face a considerable challenge in retaining such employees, and there is a possibility that our competitors may be able to offer equity incentives that are more attractive and that, in some cases, could make the terms of employment at a new employer more attractive than what we are able to offer to our existing employees. The Option Exchange is designed to address these concerns as well as improve morale among our employees generally and emphasize the importance of equity compensation as a component of our overall compensation package and a meaningful part of our talent strategy.
As discussed in more detail below, none of the new stock options issued under the Option Exchange will be vested on the date of grant. Stock options issued in the Option Exchange will vest over a minimum one-year period following the date of grant as follows:
(i)for unvested stock options, each exchanged tranche will be subject to an additional year before vesting begins; and
(ii)for vested stock options, 50% of the new stock options will vest one year after the date of grant, and the remaining 50% of the new stock options will vest two years after the date of grant.
The stock options eligible to be exchanged are generally subject to a four-year vesting schedule, in which 25% of shares vest after one year and the remaining shares vest in equal quarterly installments thereafter. As of September 30, 2025, the outstanding eligible stock options had a weighted average remaining vesting period of 1.31 years, with 49.7% of the outstanding stock options eligible to be exchanged being vested. Our Board of Directors believes that implementing a new, extended vesting schedule is appropriate because it encourages retention of eligible employees over the next two years, which will be an important period for the Company as we seek to execute on our strategy of launching new products and maintaining cost discipline, with a goal of breaking even on a cash cost basis in 2028.
Realignment of Shareholder and Employee Interests
In considering strategies to address our underwater stock options, we were particularly focused on creating a strategy that is compatible with the interests of our shareholders. We believe that the Option Exchange that is being proposed provides a more cost-effective and shareholder-friendly retention and incentive tool than simply issuing additional equity awards or paying higher cash compensation.
Exchange ratios for the Option Exchange are intended to result in an approximately “value for value” exchange, meaning that the accounting fair value of replacement options granted, if the Option Exchange is approved, will be approximately equal to the fair value of the options that are surrendered.
While equity awards and cash compensation are part of our overall compensation packages and our talent strategy, we do not believe that relying exclusively on such approaches is an ideal use of our resources. For example, granting additional stock options or restricted stock unit awards would cause dilution to our current shareholders, and increasing cash compensation would reduce the cash resources we can otherwise utilize in the execution of our corporate goals. We believe that the Option Exchange would support our ability to retain our talented employees and reduce the costs and disruptions associated with employee turnover,

Special Meeting Proxy Statement	Moderna	7

thereby allowing our employees to focus on working toward achievement of our strategic priorities. As an alternative to increased cash compensation, the Option Exchange would allow us to focus cash reserves on advancing our portfolio of products toward regulatory approval and commercialization.
If the Option Exchange is approved, shares from exchanged options that are in excess of the shares needed to issue replacement grants will not be returned to the equity plan pool, limiting the potential future dilution that could otherwise result over the life of the original grants. In addition, new stock options granted in the Option Exchange will all have an additional one- to two-year vesting period, which would extend the weighted average vesting period for all of the eligible options, enhancing the retention value of our equity program. The expiration date for any new stock options granted in the Option Exchange would be the same as the original expiration date for the surrendered options.
We believe that these design features of the Option Exchange will further align the interests of our employees with those of our shareholders.
Reduction of Stock Overhang
As of September 30, 2025, we had a total of 30,972,728 shares of common stock subject to outstanding stock options under our equity plans, with a range in exercise prices from $10.90 per share to $416.70 per share. As a result, we have developed a significant stock option “overhang” consisting of outstanding but unexercised options, many of which are underwater and therefore not serving their intended purposes of motivating and retaining employees. Not only do the underwater stock options have diminished employee retentive value, but they also cannot be removed from our equity award overhang until they are exercised, expire or are otherwise cancelled (for example, after termination of an employee’s service with the Company). This overhang represents potential future dilution that could result over the life of the grants.
Pursuant to the Option Exchange, participants will receive new stock options covering a smaller number of shares than are covered by the surrendered stock options. The number of shares covered by the new stock options are based on exchange ratios, as described further in the section titled “Exchange Ratios” below, developed using a Hull-White lattice model to value the old grant of stock options relative to the projected value of the new grant of stock options, such that the new stock options will have a fair value, on an aggregate basis, similar to the fair value of the eligible stock options they replace. If all eligible stock options are exchanged in the Option Exchange, we estimate that the net reduction in overhang of outstanding stock options would be 11.1% of our stock option overhang and 0.8% of our fully diluted share count, based on 435,492,735 shares outstanding as of September 30, 2025 (assuming exercise of of all outstanding stock options and vesting of all outstanding restricted stock units). For additional detail, see "Additional Considerations—Impact of Option Exchange on Number of Options Issued" below.
Alignment of Compensation Expense with Retention Value
The stock options eligible for exchange have exercise prices that were equal to the fair market value of our common stock on the applicable grant date. Under applicable accounting rules, we are required to recognize a total of approximately $354 million in non-cash compensation expense related to eligible underwater stock options, $247 million of which has already been expensed as of September 30, 2025 and $107 million of which we are obligated to continue to expense, even if these stock options are never exercised, except to the extent any such options are cancelled due to termination of service of any eligible employee prior to vesting. We believe replacing current stock options that result in compensation expense

8	Moderna	Special Meeting Proxy Statement

but have little or no retention or incentive value with new stock options that will provide both retention and incentive value while not creating significant additional compensation expense will make more efficient use of our resources and will be a more effective compensation strategy.
Structure of the Option Exchange
The following is a summary of the terms of the Option Exchange recommended by our Compensation Committee and adopted by our Board of Directors, subject to shareholder approval.
Eligible Participants
The Option Exchange will be available to employees, excluding our Executive Committee, who are both employed by us and hold outstanding eligible stock options, other than those employees who have been informed of a future separation date from the Company or its subsidiaries, as of the Option Exchange grant date. Members of our Board of Directors and members of our Executive Committee (which includes all of our executive officers) are not eligible to participate in the Option Exchange. As of September 30, 2025, eligible stock options were held by approximately 3,800 employees, representing approximately 80% of our non-Executive Committee employees. Participants in the Option Exchange must continue to be employed by us on the date the surrendered options are cancelled and replacement stock options are granted. Any employee holding eligible stock options who elects to participate in the Option Exchange, but whose service with us terminates for any reason before the date the new stock options are granted, including due to voluntary resignation, retirement, involuntary termination, layoff, death or disability, would retain his or her eligible stock options subject to their existing terms and would not be eligible to receive new stock options in the Option Exchange.

Eligible Stock Options
An eligible stock option includes any stock option held by an eligible employee that has been outstanding for at least one year as of the end of the tender offer period and that has an exercise price equal to or greater than $80.00 per share pursuant to the Equity Plan.
As of September 30, 2025, eligible stock options to purchase 5,647,660 shares of common stock under the Equity Plan were outstanding and held by eligible employees, with a weighted average exercise price of $124.24 per share and with a weighted average remaining life of 7.58 years. These eligible stock options represent 1.3% of our fully diluted share count as of September 30, 2025, assuming exercise of all outstanding stock options and vesting of all outstanding restricted stock units. If all of these eligible stock options are exchanged and replaced by new stock options in accordance with the exchange ratios described below under the section heading “Exchange Ratios,” the number of outstanding stock options under the Equity Plan would be reduced by 3,437,793 shares, representing 0.8% of our fully diluted share count as of September 30, 2025.
Exchange Ratios; Exercise Price of New Options
The Option Exchange is not a one-for-one exchange. In consultation with an outside advisor, our Compensation Committee developed and recommended, and our Board of Directors endorsed, the exchange ratios for the Option Exchange to result in a fair value of the new stock options that will be similar,

Special Meeting Proxy Statement	Moderna	9

on an aggregate basis, to the fair value of the eligible stock options that employees would surrender. At a date shortly before the record date of September 30, 2025, the final exchange ratios were approved by our Compensation Committee. We established the exchange ratios by grouping together eligible stock options with similar exercise prices. At the time our Board of Directors approved the general design of the Option Exchange, the fair market value of our common stock was $25.10 per share (the closing price of our common stock on The Nasdaq Global Select Market on August 27, 2025). The exchange ratios are based on the fair value of the eligible stock options (calculated using a Hull-White lattice model) within the relevant exercise price grouping. Calculation of fair value takes into account variables such as the volatility of our stock, interest rates, and expected exercise behavior. As shown in the table below, the applicable exchange ratios will vary based on the exercise price of the eligible stock option.

Exercise Price Range per Share	Number of Outstanding Eligible Options	Weighted Average Remaining Life (In Years)	Exchange Ratio (Surrendered Stock Options to New Stock Options)
$80.00 to $99.99	2,500,047	8.33	2.0 to 1
$100.00 to $149.99	2,205,365	7.21	3.0 to 1
$150.00 to $199.99	758,060	6.54	4.0 to 1
$200.00 to $299.99	85,959	5.93	4.5 to 1
$300.00 and above	98,229	6.02	5.0 to 1
Totals	5,647,660	7.58

The total number of shares of common stock issuable upon exercise of new stock options will be determined by dividing the number of shares underlying the surrendered stock option by the applicable exchange ratio and rounding down to the nearest whole share. For purposes of illustration, if an eligible employee holds a stock option to purchase 10,000 shares of common stock with:
(i)an exercise price of $300.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 2,000 shares of common stock after applying the applicable 5.0:1 exchange ratio;
(ii)an exercise price of $200.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 2,222 shares of common stock after applying the applicable 4.5:1 exchange ratio;
(iii)an exercise price of $150.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 2,500 shares of common stock after applying the applicable 4.0:1 exchange ratio;
(iv)an exercise price of $100.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 3,333 shares of common stock after applying the applicable 3.0:1 exchange ratio; and
(v)an exercise price of $80.00 per share, the employee would be entitled to exchange that option for a replacement stock option to purchase 5,000 shares of common stock after applying the applicable 2.0:1 exchange ratio.
All replacement stock options granted based on the foregoing exchange ratios will have an exercise price equal to the fair market value of our common stock on the date that we grant replacement options at the end of the exchange period.

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Vesting Schedules for New Options
New stock option awards will not be vested on the date of grant. Eligible stock options, both that are vested and not vested as of the exchange date, may be exchanged for new stock options with a new vesting schedule, as follows:
(i)for unvested stock options as of the new grant date, each exchanged tranche will be subject to an additional year before vesting begins; and
(ii)for vested stock options as of the new grant date, 50% of the new stock options will vest one year after the date of grant, and the remaining 50% of the new stock options will vest two years after the date of grant.
Vesting will be subject to the applicable employee’s continued service through each vesting date. This new vesting schedule supports the nature of stock options as an incentive vehicle, recognizes the prior services and contributions of eligible employees and provides us with a valuable additional period of employee retention during an important time for the Company.
Term for New Options
The new stock options will expire on the same date as the eligible stock options for which they were exchanged in the Option Exchange. The weighted average remaining life of the eligible stock options is 7.58 years.
Timing of Implementation of the Option Exchange
Our Board intends to consummate the Option Exchange shortly after the receipt of approval by shareholders. Our Board of Directors reserves the right in its discretion to amend, postpone or, under certain circumstances, cancel the Option Exchange once it has commenced, but the Option Exchange will not be materially amended from the terms described in this proxy statement and in the tender offer statement in a manner that is more beneficial to eligible participants without first seeking additional shareholder approval.
Impact of Option Exchange on Surrendered Options
Assuming all eligible employees participate in the Option Exchange with respect to 100% of their eligible stock options, we estimate that there will be 3,437,793 shares of common stock underlying stock options that are surrendered under the Option Exchange but not replaced by new stock options. The net shares underlying eligible stock options in excess of the shares underlying the new stock options granted in the Option Exchange will not be returned to the pool available for issuance under the Equity Plan.
Option Exchange Process
Additional information regarding how we expect to conduct the Option Exchange, provided it is approved by shareholders, is set forth below. We may decide not to implement the Option Exchange even if we obtain shareholder approval, or we may delay, amend or terminate the Option Exchange once it is in progress. Additionally, while we expect the terms of the Option Exchange to conform to the material terms described in this Proposal 1, we may find it necessary or appropriate to change the terms of the Option Exchange in response to Company policy decisions or to comply with any comments we may receive from the SEC. The

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final terms of the Option Exchange will be described in the exchange offer documents that will be filed with the SEC and available at www.sec.gov.
Overview of the Option Exchange Process
We expect to commence the Option Exchange as soon as practicable after the receipt of approval by shareholders at the Special Meeting. We refer to the date we commence the Option Exchange as the “Commencement Date.” All employees, excluding our Executive Committee, who are employed by us on the Commencement Date, are still employed by us on the grant date of the new stock options, and hold eligible stock option awards may participate in the Option Exchange, other than those employees who have been informed of a future termination date at any point prior to the grant date of the new stock options. Upon commencement of the Option Exchange, eligible employees holding eligible stock options will receive a written exchange offer setting forth the terms of the Option Exchange and may voluntarily elect to participate. The written offer will be governed by the tender offer rules of the SEC. On or before the Commencement Date, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. We will give eligible option holders at least 20 business days to elect to participate in the Option Exchange (i.e., the tender offer period). Eligible option holders may choose which eligible stock options they wish to exchange and may choose to not exchange portions of eligible stock options. Upon completion of the Option Exchange (i.e., the end of the tender offer period), surrendered stock options will be cancelled and new stock options will be granted.
The Equity Plan, along with the terms set forth in the applicable award agreements for the new stock options, will govern all terms and conditions of new stock options not specifically addressed by the Option Exchange described in this Proxy Statement, including treatment of the new stock options following termination of employment. Additionally, new stock options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes.
Election to Participate
Eligible employees will receive a tender offer document and will be able to voluntarily elect to participate in the Option Exchange. If you are both a shareholder and an eligible employee holding stock options that may be subject to the Option Exchange, please note that voting to approve the Option Exchange pursuant to this Proposal 1 does not constitute an election to participate in the Option Exchange. The written exchange offer documents described above will be provided if and when the Option Exchange has commenced, with consummation subject to shareholder approval, and you can only elect to participate after that time and in accordance with the terms of the written exchange offer documents.
Additional Considerations
Impact of Option Exchange on Number of Options Issued
The following table illustrates the impact of the Option Exchange, grouped together by exchange ratios, on the number of stock options outstanding as of September 30, 2025, assuming that 100% of employees eligible to participate as of September 30, 2025, exchange 100% of their eligible stock options in the Option Exchange.

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Exercise Price Range per Share	Outstanding Eligible Options		Exchange Ratio	Exchange
	Number of Existing Options (Shares)	Weighted Average Exercise Price per Share ($)		Total New Options Granted (shares)	Potential Net Shares*
$80.00 to $99.99	2,500,047	$90.34	2.0 to 1	1,248,592	1,251,455
$100.00 to $149.99	2,205,365	$132.38	3.0 to 1	733,796	1,471,569
$150.00 to $199.99	758,060	$170.46	4.0 to 1	189,012	569,048
$200.00 to $299.99	85,959	$226.62	4.5 to 1	18,988	66,971
$300.00 and above	98,229	$358.07	5.0 to 1	19,479	78,750
Totals	5,647,660	$124.24		2,209,867	3,437,793
*    The net shares underlying eligible stock options in excess of the shares underlying the new stock options granted in the Option Exchange will not be returned to the pool available for issuance under the Equity Plan.
As described above under the section titled “Exchange Ratios,” the total number of shares of common stock issuable upon exercise of new stock options that a participating employee will receive with respect to a surrendered stock option will be determined by dividing the number of shares surrendered by the applicable exchange ratio and rounding down to the nearest whole share.
Effect on Shareholders
Under the terms of the Option Exchange, the new stock options are meant to have a fair value that will be similar, on an aggregate basis, to the fair value of the cancelled stock options they would replace. While we cannot predict how many employees will elect to participate in the Option Exchange, assuming that 100% of employees eligible as of September 30, 2025, participate in the Option Exchange and exchange 100% of their eligible stock options, and based on the approved exchange ratios, eligible stock options to purchase 5,647,660 shares of common stock may be surrendered and cancelled in the Option Exchange, which would result in the Company issuing stock options for 2,209,867 shares of common stock and would result in a net reduction in our stock option overhang of 3,437,793 shares of common stock equivalent.
Accounting Impact Expected to be Immaterial
The incremental compensation expense associated with the Option Exchange will be measured as the excess, if any, of the fair value of each award of new stock option granted to participants in the Option Exchange, measured as of the date the new stock options are granted, over the fair value of the stock options surrendered in exchange for the new stock options, measured immediately prior to the cancellation. The Option Exchange will not result in the reversal of any expenses. We do not expect the incremental compensation expense, if any, to be material. We will recognize any such incremental compensation expense ratably over the vesting period of the new stock options.
Material U.S. Federal Income Tax Consequences of the Option Exchange
The following is a brief summary of certain U.S. federal income tax consequences generally arising with respect to the Option Exchange. The exchange of stock options pursuant to the Option Exchange is expected to be treated as a non-taxable exchange because the new stock options will have an exercise price equal to the fair market value of our common stock on the grant date. Neither the Company nor the participants in the Option Exchange should recognize any income for U.S. federal income tax purposes upon the grant of the new stock options. New stock options granted under the Option Exchange will be non-qualified stock options for U.S. federal income tax purposes.

Special Meeting Proxy Statement	Moderna	13

This discussion does not address all aspects of the U.S. federal income tax consequences of participating in the Option Exchange that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-U.S. tax consequences of participating in the Option Exchange. Each participant is advised to consult his or her personal tax advisor concerning the application of the U.S. federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-U.S. tax laws before taking any actions with respect to his or her stock options eligible for the Option Exchange. The U.S. Internal Revenue Service is not precluded from adopting a contrary position, and the laws and regulations themselves are subject to change. Tax effects may vary in other countries. A more detailed summary of the applicable tax considerations to eligible participants will be provided to them in connection with the offer when it is commenced.
Vote Required
The approval of Proposal 1 requires that a majority of the votes properly cast for or against Proposal 1 be voted FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal. If you are both a shareholder and an eligible employee holding eligible stock options, please note that voting for the Option Exchange does not constitute an election to participate in the Option Exchange.

The Board of Directors recommends a vote “FOR” Proposal 1 to approve the Option Exchange.

14	Moderna	Special Meeting Proxy Statement

PROPOSAL 2

Approval of Adjournment of the Special Meeting to a Later Date or Dates, If Necessary

Our Board of Directors believes that if the number of shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting is insufficient to approve the Option Exchange Proposal, it is in the best interests of the shareholders to enable our Board of Directors to continue to seek to obtain a sufficient number of additional votes to approve the Option Exchange Proposal.
In the Adjournment Proposal, we are asking shareholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning or postponing the Special Meeting or any adjournment or postponement thereof. If our shareholders approve this proposal, we could adjourn or postpone the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of the Option Exchange Proposal.
Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that a majority in voting power of the votes to be cast by holders of our common stock will vote against the Option Exchange Proposal, we could adjourn or postpone the Special Meeting without a vote on the Option Exchange Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Option Exchange Proposal.
Vote Required
The approval of Proposal 2 requires that a majority of the votes properly cast for or against Proposal 2 be voted FOR this proposal. Shares that are voted “abstain” and broker “non-votes” will not affect the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the Adjournment Proposal.

15	Moderna	Special Meeting Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of September 30, 2025, or as of the date otherwise set forth below, for:
•each person or group of affiliated persons known by us to be the beneficial owner of more than five percent of our capital stock;
•each of our named executive officers;
•each of our directors; and
•all of our executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.
The percentage of beneficial ownership in the table below is based on 390,580,775 shares of common stock outstanding as of September 30, 2025. The table shown below and the calculated percentage of beneficial ownership includes shares owned by each shareholder and any shares the shareholder has the right to acquire within 60 days of September 30, 2025, including through the exercise of any stock options or the vesting of any restricted stock units (RSUs). Further details are provided in the footnotes section below the table.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percentage
Named Executive Officers and Directors:
Stéphane Bancel, Chief Executive Officer and Director(2)	30,521,327	7.6%
Noubar B. Afeyan, Ph.D., Chairman(3)	7,067,905	1.8%
Stephen Hoge, M.D., President(4)	5,312,280	1.3%
Paul Sagan, Director(5)	627,009	*
Shannon Thyme Klinger, Chief Legal Officer(6)	108,760	*
François Nader, M.D., Director(7)	96,573	*
James Mock, Chief Financial Officer(8)	77,087	*
Sandra Horning, M.D., Director(9)	57,761	*
Elizabeth Tallett, Director(10)	47,709	*
Elizabeth Nabel, M.D., Director(11)	22,634	*
Abbas Hussain, Director(12)	15,212	*
David Rubenstein, Director(13)	10,643	*
All executive officers and directors as a group (12 persons)	43,964,900	10.9%
Other 5% Shareholders:
The Vanguard Group(14)	39,036,765	10.0%
BlackRock, Inc.(15)	25,301,057	6.5%
Baillie Gifford & Co(16)	24,948,558	6.4%
FMR LLC(17)	21,130,029	5.4%
*    Represents beneficial ownership of less than one percent

16	Moderna	Special Meeting Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
(1)Unless otherwise indicated, the address for each beneficial owner is c/o Moderna, Inc., 325 Binney Street, Cambridge, MA 02142.
(2)The shares reported herein consist of (a) 5,493,897 shares held directly by Stéphane Bancel, (b) 6,564,880 shares held by OCHA LLC (OCHA), (c) 9,210,686 shares held by Boston Biotech Ventures, LLC (BBV), and (d) 9,251,864 shares of common stock underlying outstanding stock options that are or will be immediately exercisable within 60 days of September 30, 2025. Mr. Bancel is the controlling unit holder and sole managing member of each of OCHA and BBV.
(3)Consists of (a) 2,224,015 shares of common stock held by Noubar B. Afeyan, Ph.D., (b) 178,625 shares of common stock underlying stock options held by Dr. Afeyan that are or will be immediately exercisable or vest within 60 days of September 30, 2025, (c) 3,880,328 shares of common stock held by Flagship Ventures Fund IV, L.P. (Flagship Fund IV), (d) 747,897 shares of common stock held by Flagship Ventures Fund IV.Rx, L.P. (Flagship Fund IV.Rx, together with Flagship Fund IV collectively the Flagship Funds), (e) 3,924 shares of common stock held by Flagship Pioneering, Inc. (Flagship Pioneering), and (f) 33,116 shares of common stock underlying stock options held by Flagship Pioneering that are or will be immediately exercisable within 60 days of September 30, 2025. Flagship Ventures Fund IV General Partner LLC (Flagship Fund IV GP) is the general partner of each of the Flagship Fund IV and Flagship Fund IV.Rx. Dr. Afeyan is the sole manager of Flagship Fund IV GP and CEO and sole shareholder of Flagship Pioneering and may be deemed to have voting and investment power with respect to all shares held by the Flagship Funds and Flagship Pioneering.
(4)Consists of (a) 1,453,512 shares held by Stephen Hoge, (b) 151,933 shares held by a trust for the benefit of Dr. Hoge’s spouse and children, of which his spouse is a trustee, (c) 4,116 shares held by Valhalla LLC, and (d) 3,702,719 shares of common stock underlying outstanding stock options or unvested RSUs that are or will be immediately exercisable within 60 days of September 30, 2025. Dr. Hoge disclaims beneficial ownership of the shares held in the trust.
(5)Consists of (a) 703 shares held by Paul Sagan (b) 312,027 shares held by Paul Sagan Revocable Trust, (c) 166,452 shares held by The Chatham Trust, (d) 14,951 shares held by Erwin Park LLC by, and (e) 132,876 shares of common stock underlying outstanding stock options that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(6)Consists of (a) 28,170 shares held and (b) 80,590 shares of common stock underlying outstanding stock options or unvested RSUs held by Shannon Thyme Klinger that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(7)Consists of (a) 20,607 shares held and (b) 75,966 shares of common stock underlying outstanding stock options held by François Nader that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(8)Consists of (a) 17,509 shares held and (b) 59,578 shares of common stock underlying outstanding stock options or unvested RSUs held by James Mock that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(9)Consists of (a) 2,352 shares held and (b) 55,409 shares of common stock underlying outstanding stock options held by Sandra Horning that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(10)Consists of (a) 703 shares held and (b) 47,006 shares of common stock underlying outstanding stock options held by Elizabeth Tallett that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(11)Consists of (a) 3,084 shares held and (b) 19,550 shares of common stock underlying outstanding stock options held by Elizabeth Nabel that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(12)Consists of (a) 580 shares held and (b) 14,632 shares of common stock underlying outstanding stock options or unvested RSUs held by Abbas Hussain that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(13)Consists of (a) 1,527 shares held and (b) 9,116 shares of common stock underlying outstanding stock options held by David Rubenstein that are or will be immediately exercisable or vest within 60 days of September 30, 2025.
(14)Based solely on a Schedule 13G/A filed April 10, 2024 (the Vanguard 13G/A). According to the Vanguard 13G/A, includes sole voting power with respect to 0 shares, shared voting power with respect to 404,402 shares, sole dispositive power with respect to 37,620,719 shares, and shared dispositive power with respect to 1,416,046 shares. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(15)Based solely on a Schedule 13G/A filed January 29, 2024 (the BlackRock 13G/A). According to the BlackRock 13G/A, includes sole voting power with respect to 23,024,008 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 25,301,057 shares, and shared dispositive power with respect to 0 shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(16)Based solely on a Schedule 13G/A filed April 30, 2025 (the Baillie Gifford 13G/A). According to the Baillie Gifford 13G/A, includes sole voting power with respect to 23,662,282 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 24,948,558 shares and shared dispositive power with respect to 0 shares. The business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland, UK.
(17)Based solely on a Schedule 13G/A filed May 12, 2025 (the Fidelity 13G/A). According to the Fidelity 13G/A, includes sole voting power with respect to 20,568,750 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 21,130,029 shares, and shared dispositive power with respect to 0 shares. The business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

Special Meeting Proxy Statement	Moderna	17

Information About the Special Meeting of Shareholders
To be held at 8:00 a.m. Eastern Time on Wednesday, November 12, 2025.
Why am I receiving these materials?
Our Board of Directors is providing these proxy materials to you in connection with a solicitation of proxies for use at the Special Meeting. You are invited to attend the Special Meeting and we are asking you to vote on the proposals described in this proxy statement. All shareholders as of the close of business on September 30, 2025, will receive the proxy materials and have the ability to access them online at www.proxyvote.com.

Who is entitled to vote at the Special Meeting?
Holders of our common stock at the close of business on September 30, 2025, the record date for the Special Meeting (the Record Date), are entitled to notice of and to vote at the Special Meeting. Each shareholder is entitled to one vote for each share of our common stock held as of the Record Date for each matter addressed at the meeting. As of the Record Date, there were 390,580,775 shares of common stock outstanding and entitled to vote. You are entitled to vote shares that are held of record directly in your name and shares held for you as the beneficial owner through a shareholder, bank, or other nominee. For more information, see “—What is the difference between holding shares as a shareholder of record and as a beneficial owner?”
What business will be conducted at the Special Meeting?
The following table shows the proposals to be presented for a vote, the applicable voting requirements, and the Board’s recommendations.

Proposal		Vote Required to Pass	Voting Options	Board’s recommendation	Effect of Abstentions and Broker Non-votes*

1	To approve a one-time stock option exchange program for non-Executive Committee employees of Moderna, Inc. (the Option Exchange Proposal)	A majority of the votes properly cast	FOR, AGAINST or ABSTAIN	FOR	No effect

2
To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Option Exchange Proposal (the Adjournment Proposal)
		A majority of the votes properly cast	FOR, AGAINST or ABSTAIN	FOR	No effect

*    See “—What if I do not specify how my shares are to be voted?” for an explanation of broker non-votes.
The Board of Directors knows of no other business to be brought before the Special Meeting. Should any other matters be presented, the individuals named in the proxy will have the authority to take action in regard to such matters as in their judgment seems advisable.

18	Moderna	Special Meeting Proxy Statement

If you hold shares through a broker, bank, or other nominee, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.
What is the difference between holding shares as a shareholder of record and as a beneficial owner?
Shareholder of record
If your shares are registered directly in your name with Fidelity Stock Transfer Solutions, our transfer agent, then you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote online during the Special Meeting.
Beneficial owner
If your shares were held in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, or other nominee how to vote your shares by following the voting instructions you receive. Your broker, bank, or other nominee has only limited authority to vote your shares without your instructions. For more information, see “—What if I do not specify how my shares are to be voted?”
How can I attend the Special Meeting?
Admission to the Special Meeting
We will host the Special Meeting via the Internet. You will not be able to attend the meeting in person. Participation in the Special Meeting as a shareholder, with the right to vote, is limited to shareholders as of the close of business on the Record Date. The meeting can be accessed at: www.virtualshareholdermeeting.com/MRNA2025SM.
Other shareholders and members of the public can also access the Special Meeting at the URL above without a control number, but without the right to vote.
The webcast of the Special Meeting will begin at 8:00 a.m., Eastern Time, on November 12, 2025. Online access will begin at 7:45 a.m., Eastern Time, and we encourage you to log into the Special Meeting 5-15 minutes prior to the start time.
If you encounter difficulties accessing the Special Meeting, please call the technical support number that will be posted on the registration page for the meeting website.
Shareholder of record
If you were a shareholder of record at the close of business on the Record Date, you will need the 16-digit control number found on your proxy card or the instructions that accompany your proxy materials. You do not need to do anything in advance to access the Special Meeting.
Beneficial owner
If you were a beneficial owner at the close of business on the Record Date, you may attend the Special Meeting. You will need the 16-digit control number found on your proxy card or the instructions that accompany your proxy materials if you wish to attend the Special Meeting with the right to vote and submit a question. Even if you do not have your control number or were not a shareholder as of the close of business on the Record Date, you can still access the meeting, but will not be able to vote at the meeting.
How do I vote?
Shareholder of record
If you are a shareholder of record, you can vote in one of the following ways:
Internet. Go to www.proxyvote.com to complete an electronic proxy card. You will need the control number from the proxy card you receive. You will be responsible for any Internet access charges you incur. If you vote online, you do not need to return a proxy card by mail. Votes by internet must be submitted by 11:59 p.m. on Tuesday, November 11, 2025, Eastern time, to be counted.
By telephone. Dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number from your proxy card. You will be responsible for any telephone charges you incur. If you vote by telephone, you do not need to return a proxy card by mail. Votes by telephone must be submitted by 11:59 p.m. on Tuesday, November 11, 2025, Eastern time, to be counted.
By mail. Complete, date, and sign your proxy card and return it promptly by mail in the envelope provided. The people named in the proxy card will vote your shares in accordance with the instructions you provide. If you return the proxy card, but do not give voting instructions on a particular matter, the people named in the proxy card will vote your shares in accordance with the recommendations of our Board of Directors. Votes by mail must be received by the close of business on Tuesday, November 11, 2025, Eastern time, to be counted.
During the meeting. If you plan to attend the virtual Special Meeting, you may vote by following the instructions provided online during the meeting. However, even if you plan to attend the virtual Special Meeting, we encourage you to submit your vote ahead of time by one of the methods listed above.

Special Meeting Proxy Statement	Moderna	19

Beneficial owner
If your shares are held in street name, follow the voting instructions you receive from your broker, bank, or other nominee.
Can I submit a question for the meeting?
Shareholders as of the Record Date can submit questions relevant to the topics to be voted on in writing in advance of the meeting through www.proxyvote.com.
Can I change my vote or revoke my proxy?
Shareholder of record
If you are a shareholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Special Meeting by:
•entering a new vote by Internet or telephone;
•signing and returning a new proxy card with a later date;
•delivering a written revocation to our Corporate Secretary; or
•accessing the Special Meeting and voting in person.
Beneficial owner
If you are a beneficial owner, you must contact the broker, bank, or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.
What if I do not specify how my shares are to be voted?
Shareholder of record
If you submit a proxy but do not provide voting instructions, your shares will be voted:
•FOR the Option Exchange Proposal (Proposal No. 1); and
•FOR the Adjournment Proposal (Proposal No. 2).
•In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Special Meeting.
Beneficial owner
If you do not provide voting instructions, then your shares will not be voted with respect to Proposals No. 1 and 2. This is known as a “broker non-vote.”

What is the quorum requirement for the Special Meeting?
A majority of the shares of common stock outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. As of the Record Date, there were a total of 390,580,775 shares of common stock outstanding, which means that 195,290,388 shares of common stock must be represented in person or by proxy at the Special Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Special Meeting may adjourn the meeting to a later date. Votes withheld, abstentions and broker non-votes will be counted for purposes of determining whether we have a quorum.
Who is soliciting my proxy?
Proxies are solicited by and on behalf of our Board of Directors. The individuals named in the proxy have been designated as proxy holders by our Board of Directors. When you return a proxy that is properly dated and executed, your shares represented by the proxy will be voted at the Special Meeting in accordance with your instructions. If you do not give specific instructions on your proxy card, your shares will be voted in accordance with the recommendations of our Board of Directors. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Special Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.
How are proxies solicited and who is paying for the solicitation?
Moderna will bear the entire cost of this proxy solicitation, including the distribution of the proxy materials. Copies of solicitation materials will also be made available to brokers, banks, and other nominees to forward to beneficial owners. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees, or agents. Sodali & Co. has been retained to assist in soliciting proxies for a fee of $10,000 plus distribution costs and other expenses.
Why did I receive more than one Notice of the Special Meeting?
If you receive more than one proxy card or voting instruction form for the Special Meeting, your shares may be registered in more than one name or in more than one account. Please follow the voting instructions on each notice you received to ensure that all of your shares are voted.

20	Moderna	Special Meeting Proxy Statement

I share an address with another shareholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy?
Shareholders of Moderna common stock who share a single address may receive only one copy of this proxy statement, unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs and the environmental impact of the Special Meeting. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. If your household received only a single set of our proxy materials and you would like a separate copy, or if your household received multiple copies of our proxy materials and you want only a single copy for future meetings, please notify our Corporate Secretary at the address provided below. Shareholders who hold shares in street name may contact their brokerage firm, bank, or other nominee to request information about householding.
How can I find out the results of the Special Meeting?
Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after we know the final results, file an amendment to the Form 8-K to publish those results.
What is the deadline to propose actions for consideration at next year’s annual meeting of shareholders or to nominate individuals to serve as directors?
Proposal to include in our proxy statement
Shareholders may present proper proposals to be included in our proxy statement and considered at the next annual meeting of shareholders by submitting their proposals in writing to our Corporate Secretary. For a shareholder proposal to be considered for inclusion in our proxy statement for our 2026 annual meeting of shareholders (2026 Annual Meeting), our Corporate Secretary must receive the written proposal at our principal executive offices no later than
November 11, 2025, unless the date of our 2026 Annual Meeting is held more than 30 days before or after April 30, 2026, in which case the proposal must be received a reasonable time before we begin to print and send proxy materials for the 2026 Annual Meeting. In addition, shareholder proposals must comply with the applicable requirements of Rule 14a-8 under the Exchange Act.
Proposal that will not be included in our proxy statement
Our bylaws contain an advance notice procedure for shareholders who wish to present a proposal before an annual meeting of shareholders but do not intend for the proposal to be included in our proxy statement. These matters may only be brought before the annual meeting by a shareholder of record entitled to vote at the annual meeting who has delivered timely written notice, containing the information specified in our bylaws, to our Corporate Secretary. To be timely for our 2026 Annual Meeting, our Corporate Secretary generally must receive the written notice at our principal executive offices between December 31, 2025, and January 30, 2026. However, if we hold our 2026 Annual Meeting more than 30 days before or more than 60 days after April 30, 2026, then notice of a shareholder proposal that is not intended to be included in our proxy statement must be received no later than the close of business on the later of (a) the 90th day before our 2026 Annual Meeting and (b) the 10th day following the day on which public announcement of the date of our 2026 Annual Meeting is first made.
Director nominations
Our Nominating and Corporate Governance Committee is responsible for selecting and recommending nominees for election as directors to the Board. For information on how you can propose director candidates for consideration by our Nominating Committee, see “Governance—Composition of Our Board of Directors—Shareholder Recommendations for Director Candidates” in our 2025 annual proxy statement.
In addition, a shareholder, or a group of up to 20 shareholders, that has owned continuously for at least three years shares of our common stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in our proxy materials the greater of two director nominees or the number of nominees constituting 20% of our Board, or if such amount is not a whole number, the closest whole number below 20%, provided that the shareholder(s) and nominee(s) satisfy the requirements in our bylaws. Notice of director nominees pursuant to this proxy access by-law must be received between November 11, 2025 and December 11, 2025. However, if we hold our 2026 Annual Meeting more than 30 days before or after April 30, 2026, then the proxy access notice must be received no earlier than the 120th day before our 2026 Annual Meeting and no later than the close of

Special Meeting Proxy Statement	Moderna	21

business on the later of (a) the 90th day before our 2026 Annual Meeting and (b) the 10th day following the day on which public announcement of the date of our 2026 Annual Meeting is first made.
To directly nominate a director for election at an annual meeting of shareholders, an eligible shareholder must provide the information required by our bylaws, including, without limitation, the name and principal occupation or employment of the nominee, the number of shares of our capital stock owned by the nominee, a description of arrangements or understandings between the nominee and the appointing shareholder or shareholders concerning the nominee’s potential service on our Board of Directors and a completed questionnaire with respect to the nominee’s background and qualifications. In addition, the appointing shareholder must give notice to our Corporate Secretary in the time frame described above under “—Proposal that will not be included in our proxy statement.”
Furthermore, to comply with universal proxy rules and our bylaws, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act by the same deadline as described above under “—Proposal that will not be included in our proxy statement.”
How can I get a copy of Moderna’s Bylaws?
Our bylaws are part of our public filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary as described immediately below for a copy of our bylaws.
How can I contact the Corporate Secretary?
You can reach our Corporate Secretary at the following address and phone number: Moderna, Inc., Attention: Corporate Secretary, 325 Binney Street, Cambridge, Massachusetts 02142, (617) 714-6500, or via email at Corporate.Secretary@modernatx.com.
Where can I find more information about Moderna?
We file reports, proxy statements, and other information with the SEC, which is all publicly available on the SEC’s website, http://www.sec.gov. You may also find any document we file with the SEC (and more) on our website at http://www.modernatx.com under the “Investors” heading. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement.

You should rely on the information contained in this document to vote your shares at the Special Meeting. Moderna has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated October , 2025. You should not assume that the information contained in this document is accurate as of any later date, and the mailing of this document to shareholders at any time after that date does not suggest otherwise. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations.
Incorporation by Reference
We hereby incorporate by reference the following items into this Proxy Statement: Items 7, 7A, 8 and 9 of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the 2024 10-K), filed with the SEC on February 21, 2025. A copy of the 2024 10-K as filed with the SEC is available free of charge on our website at www.modernatx.com or on the SEC's website at www.sec.gov. Shareholders may also obtain a copy of our 2024 Annual Report, including financial statements, but excluding exhibits, without charge by contacting our Corporate Secretary. See, "—How can I contact the Corporate Secretary?" above. Representatives of our auditors for the current year and the most recently completed fiscal year, Ernst & Young LLP, will be present at our Special Meeting.

22	Moderna	Special Meeting Proxy Statement

moderna

**Corporate Headquarters**

325 Binney Street, Cambridge, MA 02142
phone 617 714 6500

**modernatx.com**

**Transfer Agent:**

Fidelity Stock Transfer[SM]

**Audit Firm:**

Ernst & Young, LLP

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

moderna

MODERNA, INC.
325 BINNEY STREET
CAMBRIDGE, MA 02142

**SCAN TO VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on November 11, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/MRNA2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on November 11, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80401-S23848 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MODERNA, INC.**

**NOTE:** Such other business as may properly come before the meeting, or any adjournment thereof will be voted on by the proxy holders in their discretion.

**Authorized Signatures - This section must be completed for your instructions to be executed.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

**Proxy Materials for the Special Meeting of Stockholders:**
The Proxy Statement is available at www.proxyvote.com.

↓ Please separate carefully at the perforation and return just this portion in the envelope provided. ↓

V80402-S23848

moderna

**Proxy for Special Meeting of Stockholders to be held on Wednesday, November 12, 2025 at 8:00 a.m., Eastern Time**

**This Proxy is being solicited on behalf of the Board of Directors**

**Please vote, date and sign this Proxy on the other side and return it in the enclosed envelope.**

The Stockholder(s) signing on the reverse side (the "undersigned"), having received the Proxy Statement, hereby appoint(s) Stéphane Bancel, James Mock and Shannon Klinger, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Special Meeting of Stockholders of Moderna, Inc. (the "Company") to be held on Wednesday, November 12, 2025 at 8:00 a.m., Eastern Time, and all adjournments and postponements thereof (the "Special Meeting"), and to represent and vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may properly come before the Special Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals as may properly come before the Special Meeting. **The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR Proposals 1 and 2.**

**Continued and to be signed on reverse side**